UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 20, 2013

Noble Corporation plc

(Exact name of Registrant as specified in its charter)

England and Wales	000-53604	98-0619597
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

18b Charles Street, London, England	W1J 5DU
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: +44 20 3008 7597

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BACKGROUND

On November 20, 2013, the Noble group of companies completed its change in place of incorporation, pursuant to which Noble Corporation plc, a company registered under the laws of England and Wales (“Noble-UK”) became the publicly traded parent company of the Noble group of companies. The change in place of incorporation was effected pursuant to a previously announced Merger Agreement, dated as of June 30, 2013, between Noble Corporation, a Swiss corporation (“Noble-Switzerland”) and Noble UK. At the effective time of the merger (the “Effective Time”), (i) Noble-Switzerland was merged into Noble-UK, with Noble-UK surviving the merger and Noble-Switzerland dissolved without liquidation, (ii) all of the assets and liabilities of Noble-Switzerland were transferred to Noble-UK and (iii) each registered share of Noble-Switzerland was exchanged, as consideration in the merger, for one ordinary share, nominal value $0.01, of Noble-UK (collectively, the “Ordinary Shares”). An aggregate of 265,371,147 Ordinary Shares were issued at the Effective Time as merger consideration. The Ordinary Shares have been listed on the New York Stock Exchange (“NYSE”) under the symbol “NE”, the same symbol under which Noble-Switzerland’s registered shares traded prior to the Effective Time.

The issuance of the Ordinary Shares was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-4 (File No. 333-189846) (as amended, the “Registration Statement”) filed by Noble-UK, which was declared effective by the U.S. Securities and Exchange Commission on September 5, 2013.

Pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Noble-UK is the successor issuer to Noble-Switzerland and the Ordinary Shares are deemed to be registered under Section 12(b) of the Exchange Act. The Merger Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing summary of the Merger Agreement is qualified in its entirety by reference to such Exhibit to this Current Report on Form 8-K.

Item 1.01 Entry into a Material Definitive Agreement.

The information under the heading “Background,” above, and the headings “Indemnity Agreements, “ “Change of Control Employment Agreements” and “Benefit Plans” in Item 5.02 below is incorporated herein by reference.

Item 3.01 Notice of Delisting.

As disclosed above, the Ordinary Shares have been listed on the NYSE under the same symbol that Noble-Switzerland’s registered shares traded under prior to the Effective Time. The new listing of the Ordinary Shares on the NYSE is effective on and as of November 20, 2013.

Noble-Switzerland has received notice that, in connection with Noble-Switzerland’s registered shares being exchanged for Ordinary Shares in the merger, the NYSE would remove Noble-Switzerland’s registered shares from listing on the NYSE.

Item 3.03 Material Modification to Rights of Security Holders.

The information included in Items 5.03 and 8.01 is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

The information included under the heading “Background”, above and under Items 1.01 and 8.01 is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors and Appointment of Officers

As of November 20, 2013, at the Effective Time and pursuant to the terms of the Merger Agreement and Noble-UK’s articles of association, Noble-UK’s board of directors consists of eight members, divided into three classes designated Class I, Class II and Class III. The directors are:

Class I — Terms Expiring 2014

•	Lawrence J. Chazen

•	Jon A. Marshall

•	Mary P. Ricciardello

Class II — Terms Expiring in 2015

•	Julie H. Edwards

•	David W. Williams

Class III — Terms Expiring in 2016

•	Michael A. Cawley

•	Gordon T. Hall

•	Ashley Almanza

As of November 20, 2013, at the Effective Time, the principal committees of the board of directors of Noble-UK were constituted as follows:

Audit Committee

•	Mary P. Ricciardello (chairperson)

•	Ashley Almanza

•	Lawrence J. Chazen

Compensation Committee

•	Michael A. Cawley (chairperson)

•	Julie H. Edwards

•	Gordon T. Hall

•	Jon A. Marshall

Nominating and Corporate Governance Committee

•	Gordon T. Hall (chairperson)

•	Lawrence J. Chazen

•	Julie H. Edwards

•	Mary P. Ricciardello

Health, Safety, Environment and Engineering Committee

•	Jon A. Marshall (chairperson)

•	Ashley Almanza

•	Michael A. Cawley

As of November 20, 2013, at the Effective Time and pursuant to the terms of the Merger Agreement, the executive officers of Noble-Switzerland immediately prior to the Effective Time became executive officers of Noble-UK. The following individuals serve as named executive officers of Noble-UK: David W. Williams, Chairman, President and Chief Executive Officer; Julie J. Robertson, Executive Vice President and Corporate Secretary; James A. MacLennan, Senior Vice President and Chief Financial Officer; William E. Turcotte, Senior Vice President and General Counsel; Roger B. Hunt, Senior Vice President—Marketing and Contracts; and Dennis J. Lubojacky, Vice President and Controller.

Indemnity Agreements

Effective as of the Effective Time and pursuant to the Merger Agreement, Noble-UK has approved the entry into an indemnity agreement with each of its directors and with certain of its executive officers. The form of such indemnity agreement is substantially similar to the form of the indemnity agreement previously entered into by Noble-Switzerland and such directors and executive officers except that it provides for an indemnity by Noble-UK under the applicable English law provisions.

Each indemnity agreement provides that Noble-UK will advance expenses to, and indemnify, the applicable director or executive officer to the fullest extent allowed under applicable law. Each indemnity agreement also establishes guidelines as to the defense and settlement of claims by the parties.

The following generally are excluded from coverage under the indemnity agreements:

•	claims brought or made by the director or executive officer against Noble-UK;

•	to the extent it would be unlawful (whether pursuant to Statutes or otherwise) for Noble-UK to provide such indemnity or advance such expenses to the director or executive officer in respect of such claim;

•	in which the act or omission giving rise to the liability suffered or incurred by the director or executive officer is found to have constituted fraud, willful misconduct or recklessness on the part of the director or executive officer or was otherwise conduct which would entitle Noble-UK or an affiliated company to dismiss the director or executive officer from employment and/or office without compensation or payment in lieu of notice; and

•	liability under Section 16(b) of the Securities Act.

The foregoing summary of the indemnity agreements is qualified in its entirety by reference to the full text of the form of indemnity agreement, which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

Change of Control Employment Agreements

Effective as of the Effective Time and pursuant to the Merger Agreement, Noble-UK assumed Noble-Switzerland’s guarantee obligations of each existing change of control employment agreement between a subsidiary of Noble-Switzerland and our executive officers and certain key employees of Noble-UK and its subsidiaries by executing a guaranty of such agreement. Also at the Effective Time and pursuant to the Merger Agreement, in order to preserve the operative effect of the existing change of control employment agreements with such individuals, each such agreement is being restated to clarify that the agreement becomes effective after a “change of control” (as defined below) of Noble-UK rather than a “change of control” of Noble-Switzerland.

Under the guarantees, Noble-UK irrevocably and unconditionally guarantees, as primary obligor, the due and punctual performance by each subsidiary that is a party to a change of control employment agreement of such subsidiary’s agreements and obligations under such change of control employment agreement.

Each change of control employment agreement provides that if the employee’s employment is terminated within three years after a change of control or prior to but in anticipation of a change of control, either (1) by us for reasons other than death, disability or “cause” (as defined in the agreement) or (2) by the officer for “good reason” (which term includes a material diminution of responsibilities or compensation and which allows us a cure period following notice of the good reason) or upon the officer’s determination to leave without any reason during the 30-day period immediately following the first anniversary of the change of control, the officer will receive or be entitled to the following benefits:

•	a lump sum amount equal to the sum of (i) the prorated portion of the officer’s highest bonus paid either in the last three years before the change of control or for the last completed fiscal year after the change of control (the “Highest Bonus”), (ii) an amount equal to 18 times the highest monthly COBRA premium (within the meaning of Code Section 4980B) during the 12-month period preceding the termination of the officer’s employment, and (iii) any accrued vacation pay, in each case to the extent not theretofore paid (collectively, the “Accrued Obligations”);

•	a lump sum payment equal to three (or in the case of Mr. Lubojacky, one) times the sum of the officer’s annual base salary (based on the highest monthly salary paid in the 12 months prior to the change of control) and the officer’s Highest Bonus (the “Severance Amount”);

•	welfare benefits for an 18-month period to the officer and the officer’s family at least equal to those that would have been provided had the officer’s employment been continued. If, however, the officer becomes reemployed with another employer and is eligible to receive welfare benefits under another employer provided plan, the welfare benefits provided by Noble-UK and its affiliates would be secondary to those provided by the new employer (“Welfare Benefit Continuation”);

•	a lump sum amount equal to the excess of (i) the actuarial equivalent of the benefit under the qualified and nonqualified defined benefit retirement plans of Noble-UK and its affiliated companies in which the officer would have been eligible to participate had the officer’s employment continued for three years after termination over (ii) the actuarial equivalent of the officer’s actual benefit under such plans (the “Supplemental Retirement Amount”);

•	in certain circumstances, an additional payment in an amount such that after the payment of all income and excise taxes, the officer will be in the same after-tax position as if no excise tax under Section 4999 (the so-called Parachute Payment excise tax) of the Code, if any, had been imposed (the “Excise Tax Payment”), although the Excise Tax Payment has been eliminated for all future executive officers;

•	outplacement services for six months (not to exceed $50,000); and

•	the 100 percent vesting of all benefits under the 1991 Plan and any other similar plan to the extent such vesting is permitted under the Code.

A “change of control” is defined in the change of control employment agreements to mean:

•	the acquisition by any individual, entity or group of 15 percent or more of Noble-UK’s outstanding shares, but excluding any acquisition directly from Noble-UK or by Noble-UK, or any acquisition by any corporation under a reorganization, merger, amalgamation or consolidation if the conditions described below in the third bullet point of this definition are satisfied;

•	individuals who constitute the incumbent board of directors (as defined in the agreement) of Noble-UK cease for any reason to constitute a majority of the board of directors;

•

consummation of a reorganization, merger, amalgamation or consolidation of Noble-UK, unless following such a reorganization, merger, amalgamation or consolidation (i) more than 50 percent of the then outstanding Ordinary Shares (or equivalent security) of the company resulting from such transaction and the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors are then beneficially owned by all or substantially all of the persons who were the beneficial owners of the outstanding Ordinary Shares immediately prior to such transaction, (ii) no person, other than Noble-UK or any person beneficially owning immediately prior to such transaction 15 percent or more of the outstanding shares, beneficially owns 15 percent or more of the then outstanding Ordinary Shares (or equivalent security) of the company resulting from such transaction or the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors, and (iii) a majority of the members of the board of directors of the company resulting from such transaction were members of the incumbent board of directors of Noble-UK at the time of the execution of the initial agreement providing for such transaction;

•	consummation of a sale or other disposition of all or substantially all of the assets of Noble-UK, other than to a company, for which following such sale or other disposition, (i) more than 50 percent of the then outstanding shares of common stock (or equivalent security) of such company and the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors are then beneficially owned by all or substantially all of the persons who were the beneficial owners of the outstanding shares immediately prior to such sale or other disposition of assets, (ii) no person, other than Noble-UK or any person beneficially owning immediately prior to such transaction 15 percent or more of the outstanding Noble-UK Ordinary Shares, beneficially owns 15 percent or more of the then outstanding shares of common stock (or equivalent security) of such company or the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors, and (iii) a majority of the members of the board of directors of such company were members of the incumbent board of directors of Noble-UK at the time of the execution of the initial agreement providing for such sale or other disposition of assets; or

•	approval by the shareholders of Noble-UK of a complete liquidation or dissolution of Noble-UK.

However, a “change of control” will not occur as a result of a transaction if (i) Noble-UK becomes a direct or indirect wholly owned subsidiary of a holding company and (ii) either (A) the shareholdings for such holding company immediately following such transaction are the same as the shareholdings immediately prior to such transaction or (B) the shares of Noble-UK’s voting securities outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the outstanding voting securities of such holding company immediately after giving effect to such transaction.

Under the change of control employment agreements, “cause” means (i) the willful and continued failure by the officer to substantially perform his duties or (ii) the willful engaging by the officer in illegal conduct or gross misconduct that is materially detrimental to the Noble-UK or its affiliates.

Payments to “specified employees” under Code Section 409A may be delayed until six months after the termination of the officer’s employment.

The change of control employment agreement contains a confidentiality provision obligating the officer to hold in strict confidence and not to disclose or reveal, directly or indirectly, to any person, or use for the officer’s own personal benefit or for the benefit of anyone else, any trade secrets, confidential dealings or other confidential or proprietary information belonging to or concerning Noble-UK or any of its affiliated companies, with certain exceptions set forth expressly in the provision. Any term or condition of the agreement may be waived at any time by the party entitled to have the benefit thereof (whether the subsidiary of Noble-UK party to the agreement or the officer) if evidenced by a writing signed by such party.

The change of control employment agreement provides that payments thereunder do not reduce any amounts otherwise payable to the officer, or in any way diminish the officer’s rights as an employee, under any employee benefit plan, program or arrangement or other contract or agreement of Noble-UK or any of its affiliated companies providing benefits to the officer.

The change of control employment agreement provides that if the officer’s employment is terminated within three years after a change of control by reason of disability or death, the agreement will terminate without further obligation to the officer or the officer’s estate, other than for the payment of Accrued Obligations, the Severance Amount, the Supplemental Retirement Amount and the timely provision of the Welfare Benefit

Continuation. If the officer’s employment is terminated for cause within the three years after a change of control, the agreement will terminate without further obligation to the officer other than for payment of the officer’s base salary through the date of termination, to the extent unpaid, and the timely payment when otherwise due of any compensation previously deferred by the officer. If the officer voluntarily terminates the officer’s employment within the three years after a change of control (other than during the 30-day period following the first anniversary of a change of control), excluding a termination for good reason, the agreement will terminate without further obligation to the officer other than for payment of the officer’s base salary through the date of termination, to the extent unpaid, the payment of the Accrued Obligations, and the timely payment when otherwise due of any compensation previously deferred by the officer.

In October 2011, the compensation committee of Noble-Switzerland approved a new form of change of control employment agreement for executive officers. The terms of the 2011 form of change of control employment agreement are substantially the same as the agreement described above, except the 2011 form only provides benefits in the event of certain terminations by us for reasons other than death, disability or “cause” or by the officer for “good reason” and does not provide for an Excise Tax Payment. Mr. MacLennan, whose employment with Noble commenced on January 9, 2012, is party to the 2011 form of change of control employment agreement. In February 2012, the form of change of control employment agreement was further amended to revise the definition of change in control such that the percentage of our outstanding Ordinary Shares or combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors that must be acquired by an individual, entity or group to trigger a change in control was increased from 15% to 25%. Mr. Lubojacky is party to the 2012 form of change of control employment agreement. Each of the named executive officers other than Mr. MacLennan and Mr. Lubojacky is a party to the 2009 form of change of control employment agreement described above.

The foregoing summary of the forms of the Noble-UK change of control employment agreement and guaranty agreement is qualified in its entirety by reference to the full text of each form, which are filed herewith as Exhibits 10.2, 10.3 and 10.4, and are incorporated by reference herein.

Plan Amendments

At the Effective Time and pursuant to the Merger Agreement, Noble-UK assumed the following Noble-Switzerland employee benefit and compensation plans, including all options and awards issued or granted under such plans: (i) the Noble Corporation 1991 Stock Option and Restricted Stock Plan, (ii) the Fourth Amended and Restated Noble Corporation 1992 Nonqualified Stock Option and Share Plan for Non-Employee Directors, (iii) the Noble Corporation Equity Compensation Plan for Non-Employee Directors and (iv) the Noble Corporation 2013 Short Term Incentive Plan (collectively, the “Assumed Plans”).

In connection with the assumption of the Assumed Plans, the existing form of each Assumed Plan was amended and restated to provide that, as of the Effective Time, the Assumed Plan would include provisions, as applicable (i) reflecting the merger and its effects, including changes made to reflect the new company name and that fact that Ordinary Shares will be issued to satisfy awards issued or granted under such plan; (ii) expanding the methods by which the option price, nominal value, and tax withholding costs may be satisfied to meet applicable English and US requirements; (iii) requiring the payment of nominal value for shares issued, transferred or delivered pursuant to awards, which under English law must be paid by or on behalf of the participants as a precondition to receiving such shares; (iv) allowing for the extension of an option expiration date for a period of 30 days after any blackout period, if the option would otherwise expire during a blackout period; (v) allowing for the extension of a restricted stock unit vesting date for a period equal to the longer of (x) 2.5 months and (y) the end of the year in which the vesting occurs, if the restricted stock option would otherwise vest during a blackout period; (vi) allowing for the adoption of an employee benefit trust at some point in the future; and (vii) addressing the status of the plan as an “employee share scheme” for English law purposes.

The foregoing summary of the amendments to the Assumed Plans is qualified in its entirety by reference to the full text of each such Assumed Plan, which are filed herewith as Exhibits 10.5, 10.6, 10.7 and 10.8, and are incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, Noble-UK amended its articles of association on October 24, 2013 (the “New Articles”). The summary of the material terms of the New Articles are described under Item 8.01 of this Current Report on Form 8-K under the heading “Description of Ordinary Shares of Noble-UK” and is incorporated herein by reference. Such summary of the New Articles is qualified in its entirety by reference to Exhibit 3.1 to this Current Report on Form 8-K.

Item 8.01 Other Events.

Press Release

On November 20, 2013, Noble-UK issued a press release regarding the completion of the change in place of incorporation. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Increase in Commercial Paper Program

Effective November 6, 2013, Noble-Switzerland’s commercial paper program was increased. As a result, after the Effective Date, Noble-UK will be able to issue up to $2.7 billion in unsecured commercial paper notes. Amounts issued under the commercial paper program are supported by the Noble group’s three credit facilities.

Description of Ordinary Shares of Noble-UK

Set forth below is a description of the Ordinary Shares. Such summary of the New Articles is qualified in its entirety by reference to the New Articles, which are filed as Exhibit 3.1 to this Current Report on Form 8-K.

General

The following information is a summary of the material terms of the Ordinary Shares, as specified in the New Articles. You are encouraged to read the New Articles carefully.

Pursuant to the Merger Agreement, at the Effective Time, each registered share of Noble-Switzerland (excluding shares held by Noble-Switzerland) was converted into the right to receive one Noble-UK Ordinary Share. All of the Noble-UK Ordinary Shares issued as merger consideration were fully paid at issuance and are not subject to any further calls or assessments by Noble-UK.

There are no conversion rights, redemption provisions or sinking fund provisions relating to any Noble-UK Ordinary Shares. Under English law, persons who are neither residents nor nationals of the U.K. may freely hold, vote and transfer the Noble-UK Ordinary Shares in the same manner and under the same terms as U.K. residents or nationals.

Share Capital

As of the date of this Current Report on Form 8-K, the capital stock of Noble UK consists of 265,371,147 Ordinary Shares, each having a nominal (i.e. par) value of $0.01, two subscriber shares and 50,000 deferred sterling shares.

The subscriber shares were issued in connection with the formation of Noble-UK, do not have any voting rights and will be cancelled pursuant to the planned capital reduction of Noble-UK in December 2013. The deferred sterling shares will remain outstanding as required under English law, but do not have any voting rights, any entitlement to dividends or any right to participate in any distribution on a winding up of Noble-UK save that, after the return of the nominal value paid up or credited as paid up on every Ordinary Share in the capital of Noble-UK and the distribution of £100,000,000 to each holder thereof, each deferred sterling share shall be entitled to £1. As of the date hereof, Noble Financing Services Limited, a subsidiary of Noble-UK holds 11,957,879 Ordinary Shares, which will also be cancelled as part of the planned capital reduction.

The Board of Directors of Noble-UK (the “Noble-UK Board”) is also authorized to allot additional shares as follows:

(a) up to a further number of equity securities having an aggregate nominal value of $530,748 or 53,074,841 Ordinary Shares reserved for future issuances approved by the board of directors;

(b) 1 capitalization share (the “Capitalization Share), which will be issued upon the capitalization of the merger reserve which was created on the books of Noble-UK at the Effective Time. The Capitalization Share will be denominated in U.S. Dollars with a nominal (i.e. par) value of $1. The Capitalization Share will have no entitlement to dividends and will not have any right to participate in any distribution on a winding up of Noble-UK save that, after the return of the nominal value paid up or credited as paid up on every other class of share in the capital of Noble-UK and the distribution of £100,000,000 to each holder thereof, the Capitalization Share shall be entitled to £1. The Capitalization Share may be issued as a redeemable share, at the option of the Noble-UK Board. The Capitalization Share and all amounts in respect of the share premium account in respect of the Capitalization share on Noble-UK’s books will be cancelled pursuant to the planned capital reduction.

Dividends

Subject to the U.K. Companies Act of 2006 (the “Companies Act”), the Noble-UK Board may declare a dividend to be paid to the shareholders in accordance with their respective rights and interests in Noble-UK, and may fix the time for payment of such dividend. The Noble-UK Board may from time to time, subject to the New Articles, declare and pay (on any class of shares of any amounts and in any currency) dividends on its issued share capital only out of its “distributable reserves” on its statutory balance sheet, defined as its “accumulated, realized profits, so far as not previously utilized by distribution or capitalization, less accumulated, realized losses, so far as not previously written off in a reduction or reorganization of capital.” Noble-UK is not permitted to pay dividends out of share capital, which includes share premiums. Realized reserves are determined in accordance with generally accepted accounting principles at the time the relevant accounts are prepared. Noble-UK will not be permitted to make a distribution if, at the time, the amount of its net assets is less than the aggregate of its issued and paid-up share capital and undistributable reserves or to the extent that the distribution will reduce the net assets below such amount. Noble-UK is seeking to ensure that sufficient distributable reserves will be available to permit dividends (other than the 2013-2014 dividend installments approved by Noble-Swiss shareholders), distributions or share repurchases following the Effective Time by undertaking a reduction of capital.

The capital reduction is not a prerequisite for Noble-UK to be able to satisfy the obligation to pay the installments of the 2013-2014 dividend obligation that remain unpaid at the Effective Time.

There are no fixed dates on which entitlement to dividends arise on any of the Ordinary Shares. Pursuant to the Merger Agreement, Noble-UK has, however, assumed the liability to pay the amount of dividends for the 2013-2014 dividend cycle approved by Noble-Switzerland’s shareholders at its annual general meeting in April 2013.

The Noble-UK Board may direct the payment of all or any part of a dividend to be satisfied by distributing specific assets, in particular paid up shares or debentures of any other company. The New Articles also permit a scrip dividend scheme under which shareholders may be given the opportunity to elect to receive fully paid Noble-UK Ordinary Shares instead of cash, with respect to all or part of future dividends.

If a shareholder owes any money to Noble-UK relating in any way to any class of Noble-UK Ordinary Shares, the Noble-UK Board may deduct any of this money from any dividend on the relevant shares, or from other money payable by Noble-UK in respect of these shares. Money deducted in this way may be used to pay the amount owed to Noble-UK.

Unclaimed dividends and other amounts payable by Noble-UK can be invested or otherwise used by directors for the benefit of Noble-UK until they are claimed under English law. All dividends remaining unclaimed for a period of twelve years after they first became due for payment will be forfeited and cease to be owing to the shareholder.

Voting Rights

The New Articles provide that at a general meeting any resolutions put to a vote must be decided on a poll.

Subject to any rights or restrictions as to voting attached to any class of shares and subject to disenfranchisement (i) in the event of non-payment of any call or other sum due and payable in respect of any shares not fully paid, (ii) in the event of any non-compliance with any statutory notice requiring disclosure of an interest in shares, (iii) in relation to resolutions proposed by shareholders without complying with the New Articles or (iv) where any shares are held by or on behalf of a subsidiary of Noble-UK, every shareholder who (being an individual) is present in person or (being a corporation) is present by a duly authorized corporate representative at a general meeting of Noble-UK will have one vote for every share of which he or she is the holder, and every person present who has been appointed as a proxy shall have one vote for every share in respect of which he or she is the proxy.

In the case of joint holders, the vote of the person whose name stands first in the register of shareholders and who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of any votes tendered by any other joint holders. Unless a resolution to remove a serving member of the board of directors or to amend certain provisions in the New Articles is to be adopted, the necessary quorum for a general shareholder meeting is the shareholders who together represent at least the majority of the voting rights of all the shareholders entitled to vote at the meeting, present in person or by proxy (i.e., any shares whose voting rights have been disenfranchised pursuant to the Companies Act shall be disregarded for the purposes of determining a quorum).

The New Articles however also provide that the following matters require the presence of shareholders who together represent at least two-thirds of the voting rights of all the shareholders entitled to vote at a meeting:

(a) the adoption of a resolution to remove a serving member of the board of directors; and

(b) the adoption of a resolution to amend, vary, suspend the operation of, disapply or cancel the provisions of the New Articles relating to (i) the quorum and voting requirements for general meetings of shareholders (ii) the election and removal of directors and size of the board of directors, (iii) fair price protections in relation to business combinations and (iv) transactions with interested shareholders.

An annual general meeting shall be called by not less than 21 clear days’ notice. For all other general meetings except general meetings properly requisitioned by shareholders, such meetings shall be called by not less than 21 clear days’ notice. The notice of meeting may also specify a time by which a person must be entered on the register in order to have the right to attend or vote at the meeting. The number of shares then registered in their respective names shall determine the number of votes a person is entitled to cast at that meeting.

An appointment of proxy (whether in hard copy form or electronic form) must be received by Noble-UK not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the appointment of proxy proposes to vote and at such time as may be specified by the board of directors in compliance with the provisions of the Companies Act.

Pursuant to the Companies Act, any Noble-UK Ordinary Shares held by or for the benefit of any of Noble-UK’s subsidiaries will not have voting rights.

Winding Up

In the event of a voluntary winding-up of Noble-UK, the liquidator may, on obtaining any sanction required by law, divide among the shareholders the whole or any part of the assets of Noble-UK, whether or not the assets consist of property of one kind or of different kinds.

The liquidator may also, with the same authority, transfer the whole or any part of the assets to trustees of any trusts for the benefit of the shareholders as the liquidator decides. No past or present shareholder can be compelled to accept any asset which could subject him or her to a liability.

Preemptive Rights and New Issues of Shares

Under Section 549 of the Companies Act, directors are, with certain exceptions, unable to allot securities without being authorized either by the shareholders in a general meeting or by the articles of association of a company pursuant to Section 551 of the Companies Act. In addition, under the Companies Act, the issuance of equity securities that are to be paid for wholly in cash (except shares held under an employees’ share scheme) must be offered first to the existing equity shareholders in proportion to the respective nominal (i.e., par) values of their holdings on the same or more favorable terms, unless a special resolution (i.e. 75 percent of votes cast) to the contrary has been passed in a general meeting of shareholders or the articles of association otherwise provide an exclusion from this requirement (which exclusion can be for a maximum of five years after which a further shareholder approval would be required to renew the exclusion). In this context, equity securities generally means shares other than shares which, with respect to dividends or capital, carry a right to participate only up to a specified amount in a distribution (and therefore includes the Ordinary Shares) and all rights to subscribe for or convert securities into such shares.

A shareholder resolution passed prior to the Effective Time authorities the directors, for a period up to five years from the date on which the resolution was passed, to allot equity securities (including Ordinary Shares), or to grant rights to subscribe for or to convert or exchange any security into shares of Noble-UK, up to an aggregate nominal amount of $530,748 or 53,074,841 Ordinary Shares and exclude preemptive rights in respect of such issuances for the same period of time. Such authority will continue for five years and thereafter it must be renewed by a vote of the shareholders, but we may seek renewal for additional five year terms more frequently. Noble-UK may, before the expiration of any such authority, make an offer or agreement which would or might require Noble-UK shares to be allotted (or rights to be granted) after such expiration, and the directors may allot shares or grant rights in pursuance of such an offer or agreement as if the authority to allot had not expired.

The Companies Act prohibits an English company from issuing shares for no consideration, including with respect to grants of restricted stock made pursuant to equity incentive plans. Accordingly, the nominal value of the shares issued upon the lapse of restrictions or the vesting of any restricted stock award or any other share-based grant underlying any Noble-UK Ordinary Shares must be paid pursuant to the Companies Act.

Disclosure of Interests in Shares

Section 793 of the Companies Act gives Noble-UK the power to require persons whom it knows has, or whom it has reasonable cause to believe has, or within the previous three years has had, any ownership interest in any Ordinary Shares (“default shares”) to disclose prescribed particulars of those shares. For this purpose “default shares” includes any Ordinary Shares allotted or issued after the date of the Section 793 notice in respect of those shares. Failure to provide the information requested within the prescribed period after the date of sending the notice will result in sanctions being imposed against the holder of the ‘‘default shares’’ as provided within the Companies Act.

Under the New Articles, Noble-UK will also withdraw certain voting rights of “default shares” if the relevant holder of “default shares” has failed to provide the information requested within the prescribed period after the date of sending the notice, depending on the level of the relevant shareholding (and unless the Noble-UK Board decides otherwise).

Alteration of Share Capital/Repurchase of Shares

Noble-UK may from time to time by ordinary resolution of its shareholders:

•	authorize its directors to increase its share capital by allotting new shares;

•	consolidate and divide all or any of its share capital into shares of a larger nominal amount than the existing shares; and

•	subdivide any of its shares into shares of a smaller nominal amount than its existing shares.

Subject to the Companies Act and to any preemptive rights the holders of Ordinary Shares may have, Noble-UK may purchase any of its own shares (including any redeemable shares, if the Noble-UK Board should decide to issue any) by way of “off market purchases” with the prior approval of an ordinary shareholder resolution (i.e., passed with the majority of the votes cast). Such approval may be for a specific purchase or constitute a general authority lasting for up to five years from the date of the resolution, and renewal of such approval for additional five year terms may be sought more frequently. However, shares may only be repurchased out of distributable reserves or, subject to certain exceptions, the proceeds of a fresh issue of shares made for that purpose. A shareholder resolution, authorizing the repurchase of 6,769,891 Ordinary Shares over the next five years (the same number of shares that Noble-Switzerland currently has authority to repurchase), was adopted prior to the Effective Time.

Transfer of Shares

The Noble-UK Board may only refuse to register a transfer:

(1)	if the shares in question are not fully paid;

(2)	if it is not duly stamped (if such a stamp is required);

(3)	if it is not presented for registration together with the share certificate and such evidence of title as the Noble-UK Board reasonably requires;

(4)	if it is with respect to more than one class of shares;

(5)	if it is in favor of more than four persons jointly;

(6)	if it is with respect to shares on which Noble-UK has a lien; or

(7)	in certain circumstances, if the holder has failed to provide the required particulars to Noble-UK as described in “Disclosure of Interests in Shares” above.

If the Noble-UK Board refuses to register a transfer of a share, it shall, within two months after the date on which the transfer was lodged with Noble-UK, send to the transferee notice of the refusal, together with its reasons for refusal.

General Meetings and Notices

The notice of a general meeting shall be given to the shareholders (other than any who, under the provisions of the New Articles or the terms of allotment or issue of shares, are not entitled to receive notice), to the Noble-UK Board and to the auditors. Under English law, Noble-UK is required to hold an annual general meeting of shareholders within six months from the day following the end of its fiscal year and, subject to the foregoing, the meeting may be held at a time and place determined by the Noble-UK Board whether within or outside of the U.K.

Liability of Noble-UK and its Directors and Officers

The New Articles provide that English courts have exclusive jurisdiction with respect to any suits brought by shareholders (in their capacity as such) against Noble-UK or its directors.

Anti-takeover Provisions

An English public limited company is potentially subject to the U.K. City Code on Takeovers and Mergers (the “Takeover Code”) if, among other factors, its place of central management and control is within the U.K., the Channel Islands or the Isle of Man. The Takeover Panel will generally look to the residency of a company’s directors to determine where it is centrally managed and controlled. The Takeover Panel has confirmed that, based upon Noble-UK’s current and intended plans for its directors and management, the Takeover Code (as currently drafted) will not apply to Noble-UK. However, it is possible that, in the future, circumstances could change that may cause the Takeover Code to apply to Noble-UK.

Classified Board of Directors. The Noble-UK Board will be divided into three classes, with the members of each class serving for staggered three-year terms. As a result, only one class of directors will be elected at each annual general meeting of shareholders, with the other classes continuing for the remainder of their respective three-year terms. Under English law, shareholders have no cumulative voting rights. The Companies Act provides that shareholders must meet a 5 percent share ownership requirement before they can nominate directors for election by proposing a resolution at a general meeting. Shareholders in Noble-UK wishing to nominate a director also need to comply with the information and notice provisions set out in the New Articles of Noble-UK in relation to such nominations. Although shareholders have the ability to remove any director without cause by ordinary resolution under English law, the quorum requirement for the presence of two-thirds of Noble-UK’s total voting shares for the passing of such a resolution provided under the articles of Noble-UK, the classification of the board of directors, the lack of cumulative voting and the limitations on shareholders’ powers to nominate directors may have the effect of making it more difficult not only for any party to obtain control of Noble-UK by replacing the majority of the Noble-UK Board but also to force an immediate change in the composition of the Noble-UK Board.

Business Combinations with interested shareholders. Noble-UK’s New Articles provide that, in general, Noble-UK may not engage in a business combination with an interested shareholder for a period of three years after the time of the transaction in which the person became an interested shareholder.

The prohibition on business combinations with interested shareholders does not apply in some cases, including if:

•	Noble-UK’s Board, prior to the time of the transaction in which the person became an interested shareholder, approves (1) the business combination or (2) the transaction in which the shareholder becomes an interested shareholder;

•	upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85 percent of the voting shares of Noble-UK outstanding at the time the transaction commenced; or

•	the Noble-UK Board and the holders of at least two-thirds of the outstanding voting shares of Noble-UK, excluding shares owned by the interested shareholder, approve the business combination on or after the time of the transaction in which the person became an interested shareholder.

As defined in Noble-UK’s New Articles, an interested shareholder for the purposes of these provisions generally includes any person who, together with that person’s affiliates or associates, (1) owns 15 percent or more of the issued Ordinary Shares of Noble-UK or (2) is an affiliate or associate of Noble-UK and owned 15 percent or more of the issued Ordinary Shares of Noble-UK at any time within the previous three years.

Fair price provisions. Noble-UK’s New Articles include “fair price provisions” that require the approval of at least 80 percent of the voting shares before Noble-UK may enter into certain “business combinations” with an “interested shareholder” unless:

•	the business combination is approved by a majority of the disinterested members of the board of directors; or

•	the aggregate amount of cash and the fair market value of the consideration other than cash to be received by the shareholders in the business combination meets certain specified threshold minimum standards, and certain specified events have occurred or failed to occur, as applicable.

For purposes of the fair price provisions, “business combination” is broadly defined to include mergers and consolidations of Noble-UK or its subsidiaries with an interested shareholder or any other person that is or would be an interested shareholder after such transaction; a sale, exchange or mortgage of assets having a fair market value of $1.0 million or more to an interested shareholder or any affiliate of an interested shareholder; any merger or consolidation of any subsidiary of Noble-UK with an aggregate fair market value of $1.0 million or more with an interested shareholder or an affiliate of an interested shareholder; the issuance or transfer of securities in Noble-UK or its subsidiaries having a fair market value of $1.0 million or more to an interested shareholder or any affiliate of an interested shareholder; the adoption of a plan of liquidation or dissolution proposed by any interested shareholder or any affiliate of an interested shareholder; and any reclassification of securities or other transaction which has the effect, directly or indirectly, of increasing the number of shares beneficially owned by any interested shareholder or any affiliate of an interested shareholder. For purposes of the fair price provisions, “interested shareholder” is generally defined as a person who, together with any affiliates of that person, beneficially owns, directly or indirectly, 5 percent or more of the combined voting power of the then issued and outstanding Ordinary Shares of Noble-UK.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

2.1	Merger Agreement, dated June 30, 2013, between Noble Corporation and Noble Corporation Limited (incorporated by reference to Annex A to the Registration Statement on Form S-4/A (File No. 333-189846) filed by Noble Corporation Limited on September 5, 2013).

3.1	Articles of Association of Noble Corporation plc.

10.1	Form of Indemnity Agreement.

10.2	Form of Restated Employment Agreement and Guaranty Agreement (2009 Form).

10.3	Form of Restated Employment Agreement and Guaranty Agreement (2011 Form).

10.4	Form of Restated Employment Agreement and Guaranty Agreement (2012 Form).

10.5	Noble Corporation 1991 Stock Option and Restricted Stock Plan, effective as of November 20, 2013.

10.6	Fifth Amended and Restated Noble Corporation 1992 Nonqualified Stock Option and Share Plan for Non-Employee Directors, effective as of November 20, 2013.

10.7	Noble Corporation Equity Compensation Plan For Non-Employee Directors, effective as of November 20, 2013.

10.8	Noble Corporation 2013 Short Term Incentive Plan, effective as of November 20, 2013.

99.1	Press Release of Noble Corporation plc, dated November 20, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2013

NOBLE CORPORATION PLC

By:	/s/ James A. MacLennan
James A. MacLennan
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

2.1	Merger Agreement, dated June 30, 2013, between Noble Corporation and Noble Corporation Limited (incorporated by reference to Annex A to the Registration Statement on Form S-4/A (File No. 333-189846) filed by Noble Corporation Limited on September 5, 2013).

3.1	Articles of Association of Noble Corporation plc.

10.1	Form of Indemnity Agreement.

10.2	Form of Restated Employment Agreement and Guaranty Agreement (2009 Form).

10.3	Form of Restated Employment Agreement and Guaranty Agreement (2011 Form).

10.4	Form of Restated Employment Agreement and Guaranty Agreement (2012 Form).

10.5	Noble Corporation 1991 Stock Option and Restricted Stock Plan, effective as of November 20, 2013.

10.6	Fifth Amended and Restated Noble Corporation 1992 Nonqualified Stock Option and Share Plan for Non-Employee Directors, effective as of November 20, 2013.

10.7	Noble Corporation Equity Compensation Plan For Non-Employee Directors, effective as of November 20, 2013.

10.8	Noble Corporation 2013 Short Term Incentive Plan, effective as of November 20, 2013.

99.1	Press Release of Noble Corporation plc, dated November 20, 2013.